Exhibit 10.131

CONTRAT DE COEXISTENCE

DE MARQUES

ENTRE LES SOUSSIGNES :

-	JEANNE LANVIN, société anonyme, ayant son siege social situé 15, rue du Faubourg Saint-Honoré, 75008 Paris, immatriculée au RCS de Paris sous le numéro 612 048 629, représentée par son Président-Directeur général, Madame Shaw Lan CHU-WANG, ci-apres dénommée « LANVIN »,

D’une part,

ET

-	INTER-PARFUMS, société anonyme ayant son siege social situé 4, rond-point des Champs Elysées, 75008 Paris, immatriculée au RCS de Paris sous le numéro 350 219 382, représentée par son Président-Directeur général, Monsieur Philippe BENACIN, ci-apres dénommée « INTER-PARFUMS »,

D’autre part,

IL EST D’ABORD EXPOSE QUE:

LANVIN et INTER-PARFUMS ont conclu ce jour un contrat de cession de marques (le « Contrat de Cession ») aux termes duquel LANVIN a cédé à INTER-PARFUMS un certain nombre de marques dans la Classe 3 de dépôt international pour les produits de parfums et de toilette (à l’exception des produits de cosmétiques et maquillages).

En vertu du Contrat de Cession, LANVIN bénéficie d’une option de rachat des marques cédées au 1er juillet 2025.

Les Marques (telles que définies ci-apres) ont acquis, tant dans le domaine du prêt-à-porter masculin et féminin, des accessoires de mode que dans le domaine des parfums, une image de marque de luxe et une notoriété incontestée, à laquelle les parties sont extrêmement attachées et qu’elles entendent préserver tant qu’elles exploiteront les Marques.

Le présent accord a pour objet de préciser les conditions dans lesquelles les Parties entendent exploiter ou faire exploiter les Marques dans le respect de cette image de marque.

IL EST ALORS CONVENU CE QUI SUIT :

ARTICLE 1 – DEFINITIONS

1.1	L’expression « Marques » utilisée dans le présent contrat désigne toutes les marques dont LANVIN est respectivement propriétaire, dans toutes les Classes internationales de dépôt des marques et sur le Territoire, ainsi que les noms, abréviations, symboles et autres signes distinctifs quelconques, qui lui sont actuellement ou lui seront dans le futur associés. Les Marques comprennent les Marques Cédées.

1.2	L’expression « Marques Cédées » utilisée dans le présent contrat désigne les marques listées en Annexe 1.2 aux présentes, dans la Classe internationale 3 de dépôt pour les Produits, objet du contrat de cession conclu ce jour entre les parties, ainsi que toutes les marques qu’INTER-PARFUMS sera amenée à déposer et/ou enregistrer avant le terme des présentes et qui seront associées à l’une ou plusieurs des Marques pour la distribution et la commercialisation des Produits.

1.3	Le terme « Produits » désigne les produits de parfumerie, de toilette, à l’exception de tous produits cosmétiques et maquillages, existants ou futurs, vendus sous l’une ou plusieurs des Marques (tombant dans les catégories décrites en Annexe 1.3 aux présentes).

1.4	Le terme « Territoire » désigne tous les pays où les Marques sont ou seront déposées dans la Classe internationale 3.

ARTICLE 2 – RESPECT DE L’IMAGE DE MARQUE

2.1	Les parties s’engagent à respecter et à faire respecter en permanence, dans toutes leurs actions et initiatives, l’image de qualité, d’élégance et d’originalité attachée aux Marques, notamment en ce qui concerne la qualité des produits commercialisés en utilisant les Marques, leur aspect esthétique, leur publicité, leur promotion et leur distribution.

2.2	Les parties s’engagent à respecter et à faire respecter par leurs salariés, représentants, agents, mandataires et/ou ayant droit, ainsi que par leurs sociétés affiliées, pendant la durée des présentes, toutes les lois et reglements en vigueur sur le Territoire ayant trait à l’objet des présentes.

2.3	INTER-PARFUMS s’interdit pendant la durée des présentes, d’utiliser à des fins de raison sociale, par l’une des entités dans lesquelles elle aurait une participation directe ou indirecte, l’une des Marques, ainsi que plus généralement les noms « LANVIN » et/ou « JEANNE LANVIN », ainsi que l’abréviation « JLSA ».

2.4	Les parties conviennent que la renommée de « JEANNE LANVIN » dans le prêt-à-porter de luxe et le domaine de la parfumerie est un élément important de cette marque et de sa renommée. Dans cette optique, les parties attachent tout deux une importance primordiale à ce que dans tous les domaines l’image d’élégance, d’originalité et de qualité attachée à la marque LANVIN se retrouve et soit respectée en permanence. Les parties s’engagent à maintenir la marque LANVIN dans l’univers du luxe.
2.5	Les parties s’engagent à créer et à commercialiser des produits de tres haute qualité de conception, d’exécution, de raffinement, d’esthétique, de maniere à pouvoir rivaliser avec les créations les plus prestigieuses des marques concurrentes telles qu’elles sont listées en Annexe 2.5, respectivement sur le marché international de produits de parfumerie et sur le marche du prêt-à-porter.

2

ARTICLE 3 – MARQUES, PROPRIETE INDUSTRIELLE

3.1	Les Marques Cédées doivent servir à la commercialisation par INTER-PARFUMS des Produits, à l’exclusion de tout autre usage. Les Marques Cédées ne peuvent être utilisées en association avec d'autres marques, noms, dénominations et signes, quels qu'ils puissent être, à l'exception des noms des distributeurs, ou lorsque requis par la réglementation locale applicable et à l’exception des documents commerciaux et boursiers usuels conformément aux dispositions du paragraphe précédent. Les Marques Cédées ne peuvent être utilisées en tant que raison sociale, sauf par LANVIN.

3.2	Les frais du maintien en vigueur des Marques Cédées exploitées par INTER-PARFUMS seront à la charge d’INTER-PARFUMS. INTER-PARFUMS sera libre de ne pas renouveler les Marques Cédées qu’elle n’exploitera plus, étant entendu qu’elle devra en aviser LANVIN. LANVIN s’engage à collaborer avec INTER-PARFUMS afin de lui fournir toute piece ou document nécessaire au dépôt des Marques et à leur renouvellement. En cas de difficultés ou d’impossibilités d’ordre technique, administrative ou juridique (notamment liées aux particularités de certains droits des marques nationaux) pour déposer et/ou renouveler aupres des registres nationaux compétents les Marques, conformément aux dispositions des présentes, les parties s’engagent à collaborer afin de trouver la meilleure solution technique possible, au cas par cas, dans le respect des intérêts de chacune des parties et de l’esprit du présent contrat et à signer, si besoin, les accords complémentaires nécessaires à cette fin.

ARTICLE 4 – CONTREFACONS

4.1	Au cas où un tiers se livrerait à des actes de contrefaçons, imitation ou concurrence déloyale ou atteinte quelconque sur les Marques Cédées, INTER-PARFUMS s’engage à prendre toutes les mesures d’urgence appropriées afin d’arrêter ces actes ou de limiter le préjudice en résultant et s’engage à tenir LANVIN informé dans les meilleurs délais. LANVIN s’engage à apporter à INTER-PARFUMS toute l’assistance en son pouvoir et toutes les informations en sa possession. INTER-PARFUMS aura la direction de l’action, en supportera les frais et en recueillera seul les éventuels bénéfices et/ou l’indemnité en découlant.

4.2	Au cas où un tiers ferait opposition à l’usage d’une Marque Cédée ou exercerait contre INTER-PARFUMS des poursuites en contrefaçon en raison de l’exploitation d’une Marque Cédée, INTER-PARFUMS en avisera LANVIN dans les meilleurs délais. INTER-PARFUMS aura la responsabilité et la charge de la défense. Les frais de défense, les bénéfices qui pourraient résulter de cette défense de même que d’éventuels dommages et intérêts seront supportés en totalité par INTER-PARFUMS.

4.3	LANVIN s’engage à prendre toutes les mesures nécessaires et appropriées en cas d’actes de contrefaçons, imitation ou concurrence déloyale ou atteinte quelconque sur les Marques (à l’exception des Marques Cédées qui sont visées par les paragraphes 5.1 et 5.2 ci-dessus) dont elle aurait connaissance.

3

4.4	Chaque partie s’engage à s’informer l’autre partie, dans les meilleurs délais, pour le cas où elle aurait connaissance d’actes de contrefaçons, imitation ou concurrence déloyale ou atteinte quelconque sur les Marques qui concernerait l’autre partie.

ARTICLE 5 – OBJETS PROMOTIONNELS

INTER-PARFUMS pourra exploiter (par vente ou remise gratuite), sous les Marques Cédées, des objets ou produits promotionnels de toute nature (en dehors du domaine des Produits) à condition que :

a)	LANVIN ait préalablement autorisé par écrit la diffusion des objets en question, dont INTER-PARFUMS lui aura remis un échantillon ou une maquette,

b)	l’exploitation de ces objets demeure l’accessoire de celle des Produits du contrat,

c)	Les objets et produits promotionnels soient siglés « Lanvin Parfums » et qu’aucune confusion ne puisse être faite avec les produits commercialisés par LANVIN ou ses autres licenciés.

ARTICLE 6 – NON-CONCURRENCE ET LOYAUTE

6.1	LANVIN s’interdit d’exploiter ou faire exploiter dans le Territoire, pendant toute la durée de ce contrat, les Marques dans le domaine des Produits, ou d’entreprendre des actions quelconques de nature à porter préjudice à l’exploitation des Produits et des Marques par INTER-PARFUMS. Réciproquement, INTER-PARFUMS s’interdit d’exploiter ou faire exploiter dans le Territoire, pendant toute la durée de ce contrat, les Marques Cédées dans un domaine autre que celui des Produits, ou d’entreprendre des actions quelconques de nature à porter préjudice à l’exploitation des Marques par LANVIN.

6.2	Les parties s'engagent à exécuter de maniere loyale le présent contrat et à ne pas prendre des mesures, directement et/ou indirectement, qui porteraient préjudice à LANVIN ou à INTER-PARFUMS et/ou à la vente, la distribution ou l'image des Produits.

ARTICLE 7 – DUREE DU CONTRAT

Le présent Contrat prend effet à compter des présentes et se poursuivra tant qu’INTER-PARFUMS sera propriétaire des Marques Cédées et que LANVIN sera propriétaire de la marque « LANVIN ».

4

ARTICLE 8 - MODIFICATION DU CONTRAT

8.1	Toute convention dérogatoire ou complémentaire ou tout avenant au présent contrat seront nécessairement établis par un écrit signé par les parties et annexé au contrat. Toute modification à ce titre sera limitée au point particulier pour lequel elle aura été convenue.

8.2	Si, en cas de force majeure, l'une des parties se trouve dans l'impossibilité d'honorer ses engagements au titre du présent contrat, elle devra en informer son cocontractant, afin que les parties puissent convenir ensemble d’ajustements équitables à ce contrat dans leur intérêt commun.

8.3	Si l'une ou plusieurs clauses du présent contrat s'averent être privées d'effet, cette circonstance n'affectera en rien la validité des autres dispositions du contrat ni celle du contrat dans son ensemble. Il en irait de même dans l'hypothese où le présent contrat comporterait des lacunes. La clause devant être supprimée, ou qui est manquante, sera remplacée par une disposition juridiquement valable et conforme à l'objet du présent contrat.

ARTICLE 9 - CONFIDENTIALITE

9.1 Les parties s’engagent à considérer comme strictement confidentielles et à traiter comme telles toutes les informations, quelque soient leur nature et leur support, recueillies pendant l’exécution du présent Contrat, y compris les dispositions du présent Contrat (ci-apres les « Informations Confidentielles »).

9.2 Par dérogation aux dispositions de la clause 9.1, INTER-PARFUMS sera autorisée, en application de son statut de société cotée, à divulguer ces Informations Confidentielles si elles devraient être révélées, notamment de nature boursiere ou sur injonction d’une autorité judiciaire ou administrative et ce, sous la réserve expresse d’en informer LANVIN au préalable et de se concerter avec ce dernier sur les modalités de divulgation des Informations à ce titre.

9.3 Toutes les informations connues du public sont réputées non confidentielles sauf si elles sont compilées sous une forme non connue du public.

9.4 Les parties s'engagent à ne pas divulguer ou laisser divulguer, directement ou par personne interposée, en totalité ou en partie, les Informations Confidentielles dont elles auraient eu ainsi connaissance, à quelque tiers que ce soit, à l’exception des employés et/ou sous-traitants ayant besoin des informations pour l’exécution de leurs obligations.

9.5 Les parties s’engagent, à cet égard, à prendre toutes les mesures nécessaires aupres de leurs salariés et/ou prestataires afin que ceux ci soient soumis à cette même obligation de confidentialité.

9.6 Les parties s'engagent à ne pas utiliser les Informations Confidentielles dans un cadre autre que celui du présent Contrat.

9.7 Chaque partie s'engage à restituer à premiere demande de l’autre partie tous documents, ou autres supports contenant des Informations Confidentielles que celle-ci aurait été amenée à lui remettre dans le cadre de l'exécution du présent Contrat ainsi que toutes leurs reproductions.

5

ARTICLE 10 – NOTIFICATIONS

Toute notification effectuée par l’une des parties dans le cadre de l’exécution des dispositions des présentes devra être adressée, par lettre recommandée avec accusé de réception, à l’adresse de son siege social, à l’attention de son représentant légal, ou de toute autre personne dûment désignée par ladite partie à la partie notifiante.

ARTICLE 11 – CONCILIATION / LITIGES

En cas de désaccord entre les parties sur la validité, l’interprétation, l’exécution et/ou la résolution d’une des dispositions des présentes, les parties s’engagent avant d’initier toute procédure contentieuse à suivre la procédure de conciliation suivante :

-	dans un premier temps, le désaccord fera l’objet d’une réunion entre les responsables opérationnels compétents de chacune des parties, à l’initiative de la partie la plus diligente, et dans les plus brefs délais des la survenance du désaccord. Cette réunion aura pour but de trouver une solution amiable au désaccord en question. Un proces-verbal de cette réunion contradictoire sera dressé par les parties.

-	Dans un second temps, si la réunion entre les responsables opérationnels n’aboutit pas à une solution amiable, les dirigeants mandataires sociaux de chacune des parties se rencontreront et feront leurs meilleurs efforts afin de solutionner ce désaccord de maniere amiable. Cette réunion devra intervenir dans les plus brefs délais et pas plus tard que dix (10) jours à compter de la réunion entre les responsables opérationnels.

Si, en dépit de la procédure de conciliation un litige subsiste sur la validité, l’interprétation, l’exécution et/ou la résolution des présentes, ou bien si l’une des parties refusent d’exécuter avec diligence et bonne foi la procédure susvisée, ce litige sera soumis à la compétence exclusive des tribunaux du ressort de la Cour d’Appel de Paris.

ARTICLE 12 – DROIT APPLICABLE

Le présent contrat est soumis au Droit français.

Signé le 30 juillet 2007

A Paris

En deux (2) exemplaires originaux

/s/ Shaw Lan CHU-WANG	/s/ Philippe BENACIN
JEANNE LANVIN SA	INTER-PARFUMS
Madame Shaw Lan CHU-WANG	Monsieur Philippe BENACIN

6

Annexe 1.3 : liste des Produits

Produits ligne féminine

1.	Parfum extrait*
2.	Eau de Parfum vaporisateur*
3.	Eau de Parfum flacon*
4.	Eau de Toilette vaporisateur*
5.	Eau de Cologne vaporisateur*
6.	Vaporisateur de sac*
7.	Recharge vaporisateur de sac*
8.	Stylo de sac roll-on
9.	Creme pour le corps
10.	Lait pour le corps
11.	Lait pour le corps pailleté
12.	Huile pour le corps
13.	Poudre parfumée pour le corps
14.	Gel pour le bain et la douche
15.	Mousse douche
16.	Gommage pour le corps
17.	Eau déodorante spray
18.	Déodorant roll-on
19.	Brume pour les cheveux
20.	Brume pailletée pour les cheveux
21.	Shampoing parfumé
22.	Savon
23.	Bougie parfumée pour la maison

Produits ligne masculine

24.	Eau de toilette vaporisateur*
25.	Eau de toilette flacon*
26.	Eau de Cologne vaporisateur*
27.	Lotion apres rasage flacon
28.	Baume apres rasage flacon
29.	Gel de rasage
30.	Gel douche intégral
31.	Shampoing intégral
32.	Déodorant spray
33.	Déodorant stick
34.	Savon

Note : les produits non marqués d’un astérisque (*) sont consentis comme des extensions de gammes directement liées et fideles à la note des parfums et devront faire référence explicite dans leur dénomination au parfum correspondant.

7